Exhibit 10

AMENDMENT NO. 1

NUCOR CORPORATION

SENIOR OFFICERS LONG-TERM INCENTIVE PLAN

THIS AMENDMENT NO. 1 (this “Amendment”) to the Nucor Corporation Senior Officers Long-Term Incentive Plan (as amended and restated effective February 18, 2009) (the “Plan”) is adopted as of the 13th day of May, 2010, by NUCOR CORPORATION, a Delaware corporation (the “Company”).

Statement of Purpose

The Company maintains the Plan to provide incentive compensation to senior officers of the Company. The Company desires to amend the Plan to clarify the circumstances under which Performance Awards under the Plan are forfeited in the event an Eligible Employee ceases to be employed as an Eligible Employee.

NOW, THEREFORE, the Company does hereby declare that the Plan is amended as follows:

1. The second paragraph of Section 2.26 of the Plan is amended to read as follows:

Notwithstanding the foregoing, in the event (i) an Eligible Employee commences participation in the Plan effective as of any day other than January 1, (ii) the employment of an Eligible Employee terminates during a Performance Period on or after the date the Eligible Employee attains age fifty-five (55) or due to the Eligible Employee’s death or disability, or (iii) an Employee ceases for any reason to be an Eligible Employee during a Performance Period on or after the date the Eligible Employee attains age fifty-five (55) (but remains an Employee), then in any of such events, the Eligible Employee’s Target Performance Award shall be adjusted by multiplying such Target Performance Award by a fraction, the numerator of which is the number of complete calendar months during the Performance Period that the Eligible Employee was employed by the Company and participating in the Plan, and the denominator of which is the total number of calendar months in the Performance Period.

2. Section 4.1(c) of the Plan is amended by adding the following new Subsection (iv) immediately after Subsection (iii):

(iv) if an Employee ceases for any reason to be an Eligible Employee during a Performance Period prior to the date the Eligible Employee attains age fifty-five (55) (but remains an Employee), the Employee shall not receive any Performance Award under the Plan for the Performance Period.

3. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized officer as of the day and year written above.

NUCOR CORPORATION

/s/ James D. Frias
Name:	James D. Frias
Title:	Chief Financial Officer, Treasurer and Executive Vice President

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